Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays Bank PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or Joint Company Secretary for the time being, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: June 28, 2016	By:	/s/ John McFarlane
John McFarlane Group Chairman

Date: June 28, 2016	By:	/s/ Jes Staley
Jes Staley Group Chief Executive (Principal Executive Officer) and Executive Director

Date: June 28, 2016	By:	/s/ Tushar Morzaria
Tushar Morzaria Group Finance Director (Principal Financial Officer and Principal Accounting Officer) and Executive Director

Date: June 28, 2016	By:	/s/ Sir Gerry Grimstone
Sir Gerry Grimstone Deputy Chairman, Senior Independent Director and Non-executive Director

Date: June 28, 2016	By:	/s/ Mike Ashley
Mike Ashley Non-executive Director

Date: June 28, 2016	By:	/s/ Tim Breedon
Tim Breedon CBE Non-executive Director

Date: June 28, 2016	By:	/s/ Crawford Gillies
Crawford Gillies Non-executive Director

Date: June 28, 2016	By:	/s/ Reuben Jeffery III
Reuben Jeffery III Non-executive Director

Date: June 28, 2016	By:	/s/ Dambisa Moyo
Dambisa Moyo Non-executive Director

Date: June 28, 2016	By:	/s/ Diane de Saint Victor
Diane de Saint Victor Non-executive Director

Date: June 28, 2016	By:	/s/ Diane Schueneman
Diane Schueneman Non-executive Director

Date: June 28, 2016	By:	/s/ Steve Thieke
Steve Thieke Non-executive Director

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays Bank PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”). In connection with such Registration Statement, Barclays will file a Form F-N to appoint an agent for service of process in the United States (the “Form F-N”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or Joint Company Secretary for the time being, and each of them, with full power in each of them to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments), any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act and the Form F-N and any or all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof.

Date: June 29, 2016	By:	/s/ Joe Busuttil

Joe Busuttil
Authorized Representative in the United States